Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-173182, 333-66444, 333-45070 and 333-44590) of Pearson plc of our report dated March 26, 2018 relating to combined financial statements for the Penguin Random House Venture, which appears in this Form 20-F.

/s/PricewaterhouseCoopers GmbH

Bielefeld, Germany

April 4, 2018

/s/ Werner Ballhaus	/s/ Christian Landau
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)